FIRST AMENDMENT TO THE
                      SHAREHOLDER BENEFIT PROGRAM AGREEMENT
                                       FOR
                                  STEPHEN ZAHN


         Upon mutual consent and for valuable consideration hereby recognized, this First Amendment to the Shareholder Benefit Program Agreement (the "Agreement") for Stephen Zahn (the "Executive"), dated this 23rd day of May, 2000, is for the purpose of amending the Agreement as follows:

         Paragraph 1.1 "Accrued Benefit" shall be changed to read as follows:

         "Accrued Benefit" means that portion of the Supplemental Retirement Income Benefit which is required to be expensed and/or accrued under generally accepted accounting principles by the following methodology: the difference between the Bank's income derived from annual increases in the cash surrender value of a no-load, no-surrender charge Southland Life life insurance policy with a one-time premium of $800,000 insuring the life of Executive and the after-tax Cost of Funds Expense, provided, however that in the years Executive relinquishes shares granted him pursuant to the RRP, the Bank shall accrue the savings realized by virtue of such relinquishment.

         If such contract for life insurance is not purchased or is subsequently surrendered or lapsed, then the Bank shall receive an annual policy illustration that assumes the above-described policy was purchased, or had not subsequently surrendered or lapsed, which illustration will be received from the insurance company and will indicate the increase in policy value for purposes of calculating the Accrued Benefit.

         In either case, references to life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and his beneficiar(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Plan than that of an unsecured creditor of the Bank.

         All  other  provisions  of  the  Joinder   Agreement,   which  are  not
specifically modified by this First Amendment, are hereby incorporated and shall remain in full force and effect.




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         IN WITNESS  WHEREOF,  the Bank and  Executive  have  caused  this First
Amendment, effective as of the above date, to be executed.


WITNESS:                                         FIRST FEDERAL SAVINGS BANK:


/s/Jean A. Sands                             By:  /s/Darrell E. Blocker
----------------                                  -----------------------
Jean A. Sands                                     Darrell E. Blocker
                                                  Sr. Vice President, CFO
                                                  (Title)

                                                  /s/Stephen E. Zahn
                                                  ------------------
                                                  Stephen E. Zahn